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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Annual Report (Form 10-K) of Netscape Communications Corporation of our report dated January 24, 1997 included in the 1996 Annual Report to Stockholders of Netscape Communications Corporation.

    Our audits also included the financial statement schedule of Netscape Communications Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    We also consent to the incorporation by reference in the (i) Registration Statement (Form S-8 No. 33-95536) pertaining to the 1994 Stock Option Plan, 1995 Stock Plan, 1995 Stock Purchase Plan and 1995 Director Option Plan of Netscape Communications Corporation, (ii) Registration Statement (Form S-8 No. 33-99198) pertaining to the 1993 Incentive Stock Option Plan of Collabra Software, Inc.,
(iii) Registration Statement (Form S-8 No. 333-4222) pertaining to the 1993 Stock Option Plan of InSoft, Inc. and (iv) Registration Statement (Form S-8 No. 333-4478) pertaining to the 1996 Stock Plan of Netcode Corporation, of our report dated January 24, 1997, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the consolidated financial statement schedule included in this Annual Report (Form 10-K) of Netscape Communications Corporation for the year ended December 31, 1996.

                                          /s/  ERNST & YOUNG LLP

Palo Alto, California
March 27, 1997